Exhibit 10.12Q
ELEVENTH AMENDMENT
OF
JBT CORPORATION SAVINGS AND INVESTMENT PLAN
(As Amended and Restated, Effective as of January 1, 2012)

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the JBT Corporation Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Eleventh Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective August 1, 2015:

•
The definition of “Eligible Employee” set forth in Article I of the Plan is hereby amended to (1) delete the word “or” appearing at the end of subsection (c), (2) delete the period at the end of subsection (d) and replace it with “; or”; and (3) add a new subsection (e) to read as follows:

(e)    an Employee who is a resident of Puerto Rico.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 3rd day of August, 2015.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Mark K. Montague

Its:	Executive Vice President - Human Resources

Firmwide:135310707.1 060104.1021